EXHIBIT 10.16
AMENDMENT TO OPIOID MDT II COOPERATION AGREEMENT

This AMENDMENT TO THE OPIOID MDT II COOPERATION AGREEMENT, dated as of August 23, 2023 (this “Amendment”), is entered into by and among MALLINCKRODT PLC and its undersigned affiliates (each individually a “Mallinckrodt Entity” and collectively “Mallinckrodt”), and the Opioid Master Disbursement Trust II (the “Trust”). Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the original Cooperation Agreement (as defined below). Mallinckrodt and the Trust are sometimes individually referred to herein as “Party” and collectively as the “Parties”.

PRELIMINARY STATEMENTS:

WHEREAS, on October 12, 2020, Mallinckrodt plc and its undersigned affiliates were debtors in chapter 11 cases in the United States Bankruptcy Court for the District of Delaware (the “Delaware Bankruptcy Court”) under the caption In re Mallinckrodt plc, et al., Lead Case No. 20‑12522 (JTD) (the “2020‑2022 Chapter 11 Cases”).

WHEREAS, pursuant to the Fourth Amended Joint Plan of Reorganization (With Technical Modifications) of Mallinckrodt and its Debtor Affiliates Under Chapter 11 of the Bankruptcy Code [Docket No. 6510], which was filed in final, effective form at Docket No. 7670 (including all appendices, exhibits, schedules and supplements thereto, as the same may be altered, amended or modified from time to time in accordance with the Bankruptcy Code, the Bankruptcy Rules and the terms thereof, the “2020‑2022 Plan”), Mallinckrodt and the Trust agreed to cooperate with respect to sharing and transferring certain books and records with the Trust subject to certain protections and limitations.

WHEREAS, on March 2, 2022, the Delaware Bankruptcy Court entered the Findings of Fact, Conclusions of Law, and Order Confirming Fourth Amended Joint Plan of Reorganization (with Technical Modifications) of Mallinckrodt plc and its Debtor Affiliates Under Chapter 11 of the Bankruptcy Code [Docket No. 6660] (including all appendices, exhibits, schedules and supplements thereto, as the same may be altered, amended or modified from time to time in accordance with the Bankruptcy Code, the Bankruptcy Rules and the terms thereof, the “2020‑2022 Confirmation Order”) confirming the 2020‑2022 Plan, including the global settlement of all Opioid Claims (as defined in the 2020‑2022 Plan) against Mallinckrodt and authorizing Mallinckrodt and the Trust to enter into a cooperation agreement providing for a process to share and transfer certain books and records with the Trust subject to certain protections and limitations.

WHEREAS, pursuant to the 2020‑2022 Plan and 2020‑2022 Confirmation Order, on June 16, 2022, Mallinckrodt and the Trust entered into that certain Opioid MDT II Cooperation Agreement (the “Cooperation Agreement”) (as so ordered by the Delaware Bankruptcy Court on June 6, 2022 [Docket No. 7586]) in connection with, among other things, the sharing and transferring of certain books and records with the Trust under the 2020‑2022 Plan.

WHEREAS, the Initial Transfer Period under the Cooperation Agreement ended on February 27, 2023.

WHEREAS, pursuant to the 2020‑2022 Plan and 2020‑2022 Confirmation Order, on June 16, 2022, certain Mallinckrodt Entities and the Trust entered into that certain deferred cash payments agreement (the “Opioid Deferred Cash Payments Agreement”) (as so ordered by the Delaware Bankruptcy Court on June 7, 2022 [Docket No. 7598]) in connection with, among other things, Mallinckrodt’s deferred payment obligations under the 2020‑2022 Plan.

WHEREAS, the Parties have in good faith and at arm’s length negotiated and agreed to the terms of a restructuring (the “Restructuring”) intended to be consummated through voluntary prepackaged cases under chapter 11 of the Bankruptcy Code (as defined in the RSA) (the “Chapter 11 Cases”) in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) on the terms set forth in that certain Restructuring Support Agreement, dated as of August 23, 2023 (the “RSA”).

WHEREAS, pursuant to the Restructuring, certain Mallinckrodt Entities and the Trust have agreed to, among other things, amend certain terms of the Opioid Deferred Cash Payments Agreement to satisfy Mallinckrodt’s deferred payment obligations under the Opioid Deferred Cash Payments Agreement, 2020‑2022 Plan, and 2020‑2022 Confirmation Order (the “Deferred Payment Amendment”).

WHEREAS, in connection with the Restructuring, the Parties have in good faith and at arm’s length negotiated and agreed to amend the Cooperation Agreement as set forth in this Amendment.

NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, and subject to the conditions set forth herein, the Parties hereto hereby agree as follows:

Section 1.Amendments.

(a)Effective as of the Amendment Effective Date and notwithstanding anything to the contrary in the Cooperation Agreement, Section 1.1.c. of the Cooperation Agreement is hereby amended solely to revise the definition of “Supplemental Transfer Period” from “nine (9) months following the Initial Transfer Period, subject to extension upon agreement of the Parties” to the following: “. . . twelve (12) months following the Amendment Effective Date . . . .”

(b)Effective as of the Amendment Effective Date and notwithstanding anything to the contrary in the Cooperation Agreement, Section 1.2 of the Cooperation Agreement is hereby amended and restated in its entirety as follows:

“Section 1.2. The Debtors shall preserve, or cause to be preserved, unless and until they are transferred to the Trust, Documents or information known or reasonably believed, or that upon reasonable inquiry the Debtors should know or reasonably believe to be relevant to Opioid Claims (including Opioid Demands) and/or the Assigned Claims for a period of twelve (12) months following the Amendment Effective Date. Notwithstanding Section 3.4 and subject to the Supplemental Transfer Cap (defined below), any cost or expense solely associated with such preservation shall be at the Debtors’ cost and expense. For the avoidance of doubt, the Debtors shall have no continuing obligations under this Agreement to preserve any Claim Records that have been transferred to the Trust. For the avoidance of doubt, the Debtors have a continuing obligation to preserve Claim Records that were produced to the Trust with redactions, in the event that the Trust or any other party in an action relating to the Assigned Claims will seek to challenge such redactions. In the event that the Trust or any other party in an action relating to the Assigned Claims seek to challenge such redactions and are successful and such Claim Records are later produced without such redactions, the Debtors’ obligation to continue to preserve such Claim Records shall immediately terminate.”

(c)Effective as of the Amendment Effective Date and notwithstanding anything to the contrary in the Cooperation Agreement, Section 2.1 of the Cooperation Agreement is hereby amended by adding the following new subsection “f.” immediately following subsection “e.” thereto to read as follows:

“f. The Debtors agree to use their reasonable best efforts to assist the Trust with coordinating and/or setting up non-adversarial meetings and/or interviews with current and former employees (to the extent the Debtors are able to locate applicable former employees) for the sole purpose of assisting the Trust with prosecuting, defending, investigating, or resolving the Assigned Claims (the “Employee Meetings”); provided that (i) all such Employee Meetings shall be conducted on a reasonable basis (reasonable in duration as well as numerosity with respect to any employee), (ii) Debtors shall have their own designated counsel present at any Employee Meetings, (iii) Debtors and their counsel shall be responsible for coordinating and facilitating the Employee Meetings on a timeline that is reasonably acceptable to the Trust and the applicable Debtor employee, and (iv) all Employee Meetings shall otherwise be subject to the terms of this Agreement, as applicable.”

(d)Effective as of the Amendment Effective Date and notwithstanding anything to the contrary in the Cooperation Agreement, Section 2.1 of the Cooperation Agreement is hereby amended by adding the following new subsection “g.” immediately following subsection “f.” thereto to read as follows:

“g. Upon request by the Trust, the Debtors shall use reasonable best efforts to provide the Trust with a list of employees employed with the Debtors from 1996 through 2018 solely to the extent that the Debtors have access to such information and only for employees who were employed to perform the following functions: (1) risk management employees and supervisors with material knowledge of risk management functions regarding the Assigned Claims; (2) employees responsible for opioid marketing with material knowledge of opioid marketing functions regarding the Assigned Claims; (3) employees with material knowledge of and who also handled legal investigations related to the Debtors’ opioid operations in connection with the Assigned Claims; (4) employees with historic material knowledge of the Debtors’ corporate structure and operations relating to the Assigned Claims; (5) employees identified in connection with the Share

Repurchase Claims matter (Opioid Master Disbursement Trust II v. Argos Capital Appreciation Master Fund LP, et al., Adv. Pro. No. 22-50435 (Bankr. D. Del.)); (6) employees identified in connection with the June 2013 spinoff matter (Opioid Master Disbursement Trust II v. Covidien Unlimited Co., et al., Adv. Pro. No. 22-50433 (Bankr. D. Del.); and (7) employees who worked from 2011-2013 (before and during the June 2013 spinoff) with material knowledge related to the Assigned Claims; provided that for any employees on such list no longer under employment by the Debtors, the Debtors agree to provide to the Trust all last known non-privacy law protected contact information (e.g., phone, address, email) only for such former employees specifically requested by the Trust to participate in the Employee Meetings. With respect to subsections (5) and (6) of the preceding sentence, “employees identified” shall mean anyone specifically identified in the pleadings or in discovery as having relevant information (e.g., persons from whom documents and emails were produced and persons identified in documents referenced in the pleadings). The Parties will endeavor to work constructively to develop and provide any such lists so as not to materially detract from or disrupt the Debtors’ commercial operations.

(e)Effective as of the Amendment Effective Date and notwithstanding anything to the contrary in the Cooperation Agreement, Section 3.2 of the Cooperation Agreement is hereby amended by adding the following new subsection “f.” immediately following subsection “e.” thereto to read as follows:

“Section 3.2.f. The Debtors hereby agree to withdraw any previously assigned “Confidential” designations from Documents or information with a date that is six (6) years (or longer than 6 years) prior to the Amendment Effective Date or that have otherwise been in existence for six (6) years (or longer than 6 years) prior to the Amendment Effective Date. The terms of this Agreement shall otherwise apply to any such Document or information that has undergone a change in designation under this provision.”

(f)Effective as of the Amendment Effective Date and notwithstanding anything to the contrary in the Cooperation Agreement, Section 3.4 of the Cooperation Agreement is hereby amended and restated in its entirety as follows:

“Costs. During the Supplemental Transfer Period, the Trust and the Debtors shall bear their own costs associated with any obligations arising out of this Agreement; provided that the Debtors shall under no circumstances be responsible to pay any such costs (including legal fees) relating to any of the Debtors’ obligations under this Agreement during the Supplemental Transfer Period in excess of $2 million (the “Supplemental Transfer Cap”). Following the exhaustion of the Supplemental Transfer Cap, the Trust and/or the Opioid Creditor Trust, as applicable, shall reimburse the Debtors for their documented and reasonable out-of-pocket costs and expenses (including legal fees) incurred in connection with any cooperation obligations under this Agreement. The Parties agree to use good faith efforts to resolve any disputes with respect to the reasonableness of costs (including legal fees) and any unresolved disputes shall be litigated in the Bankruptcy Court for the District of Delaware for as long as the 2020-2022 Chapter 11 Cases are pending and otherwise, in any federal or state court in the Borough of Manhattan, the City of New York and each of the Parties hereby irrevocably submits to the exclusive jurisdiction of the aforesaid courts for itself and with respect to its property, generally and unconditionally, with regard to any such proceeding, which may be brought on an expedited basis. For costs (including legal costs) incurred by the Company after the exhaustion of the Supplemental Transfer Cap, the Company shall provide the Trust with a summary of the services rendered (with redactions for privilege), a list of timekeepers with hours billed and applicable billing rates on a monthly basis. Notwithstanding anything to the contrary herein, the Debtors shall under no circumstances be responsible to pay the costs of the Trust, the Opioid Creditor Trusts, or their respective professionals (solely in their capacities as professionals for the Trust or Opioid Creditor Trusts, as applicable) for the review or analysis of any Claim Records transferred pursuant to this Agreement. Notwithstanding anything to the contrary herein, the Trust shall be entitled to reimbursement from the applicable Opioid Creditor Trust of all actual, reasonable, and documented fees and expenses incurred in connection with any searches, reviews, and productions of any Documents in connection with any request by such Opioid Creditor Trust for Claim Records. For the avoidance of doubt, nothing in this Section 3.4 shall modify any right or obligation of any Opioid Creditor Trust under this Agreement.”

Section 2.Representations and Warranties.

On the date hereof, the Parties hereby represent and warrant as follows:

(a)Organization; Powers. The Parties have the power and authority to execute, deliver and perform their obligations under this Amendment.

(b)Authorization. The execution, delivery and performance by the Parties of this Amendment has been duly authorized by all necessary corporate or other organizational action.

Section 3.Conditions to Effectiveness.

(a)This Amendment shall be effective on the date (the “Amendment Effective Date”) that each of the following conditions have been satisfied or waived by the applicable Party, in each case as determined by the applicable Party in its sole discretion:

i.The Parties shall have received counterparts of this Amendment duly executed by each of the other Parties.

ii.The Trust shall have received (or shall receive substantially concurrently with the occurrence of the Amendment Effective Date) its expense reimbursement in accordance with the terms of the Deferred Payment Amendment.

iii.The Deferred Payment Amendment shall have become effective in accordance with its terms.

iv.The RSA shall have become effective in accordance with its terms.

(b)Upon the Amendment Effective Date, the Cooperation Agreement shall thereupon be deemed to be amended as set forth herein as fully and with the same effect as if the amendments made hereby were originally set forth in the Cooperation Agreement, and this Amendment and the Cooperation Agreement shall henceforth respectively be read, taken and construed as one and the same instrument, but such amendments shall not operate so as to render invalid or improper any action heretofore taken under the Cooperation Agreement.

Section 4.[Reserved].

Section 5.Assumption Obligation.

Mallinckrodt and/or the Reorganized Debtors (as defined in the RSA) will assume this Amendment in their Chapter 11 Cases on the Plan Effective Date (as defined in the RSA).

Section 6.Counterparts.

This Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed an original, but all such counterparts shall constitute one and the same instrument, and all signatures need not appear on any one counterpart. Any party hereto may execute and deliver a counterpart of this Amendment by delivering by facsimile, email or other electronic transmission a signature page of this Amendment signed by such party, and any such facsimile, email or other electronic signature shall be treated in all respects as having the same effect as an original signature.

Section 7.Governing Law and Waiver of Right to Trial by Jury.

This Amendment shall be governed by, and construed and interpreted in accordance with, the law of the State of New York. Solely for purposes of enforcing this Amendment and not for any other purpose, the Parties consent to the jurisdiction of the Bankruptcy Court.

Section 8.Headings.

The headings of this Amendment are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

Section 9.Notice.

All notices, requests, and demands to or upon the respective Parties hereto shall be given in accordance with the RSA.

[Signature Pages Follow]

IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be duly executed as of the date first above written.

MALLINCKRODT ENTITIES:

Mallinckrodt plc, Acthar IP Unlimited Company,
IMC Exploration Company, INO Therapeutics
LLC, Infacare Pharmaceutical Corporation, Ludlow
LLC, MAK LLC, MCCH LLC, MEH, Inc., MHP
Finance LLC, MKG Medical UK Ltd, MNK 2011
LLC, MUSHI UK Holdings Limited, Mallinckrodt
ARD Holdings Inc., Mallinckrodt ARD Holdings
Limited, Mallinckrodt ARD IP Unlimited
Company, Mallinckrodt ARD LLC, Mallinckrodt
Brand Pharmaceuticals LLC, Mallinckrodt
Buckingham Unlimited Company, Mallinckrodt
CB LLC, Mallinckrodt Critical Care Finance LLC,
Mallinckrodt Enterprises UK Limited,
Mallinckrodt Holdings GmbH, Mallinckrodt
Hospital Products IP Unlimited Company,
Mallinckrodt Hospital Products Inc., Mallinckrodt
IP Unlimited Company, Mallinckrodt International
Finance SA, Mallinckrodt International Holdings
S.a.r.l., Mallinckrodt Lux IP S.a.r.l., Mallinckrodt
Manufacturing LLC, Mallinckrodt Pharma IP
Trading Unlimited Company, Mallinckrodt
Pharmaceuticals Ireland Limited, Mallinckrodt
Pharmaceuticals Limited, Mallinckrodt Quincy
S.a.r.l., Mallinckrodt UK Finance LLP,
Mallinckrodt UK Ltd, Mallinckrodt US Holdings
LLC, Mallinckrodt US Pool LLC, Mallinckrodt
Veterinary, Inc., Mallinckrodt Windor S.a.r.l.,
Mallinckrodt Windsor Ireland Finance Unlimited
Company, Ocera Therapeutics, Inc., Petten
Holdings Inc., ST Operations LLC, ST Shared
Services LLC, ST US Holdings LLC, ST US Pool
LLC, Stratatech Corporation, Sucampo Holdings
Inc., Sucampo Pharma Americas LLC, Sucampo
Pharmaceuticals, Inc., Therakos, Inc., Vtesse LLC,

By: /s/ Bryan M. Reasons
Name: Bryan M. Reasons
Title: EVP & Chief Financial Officer

Mallinckrodt APAP LLC, Mallinckrodt ARD
Finance LLC, Mallinckrodt Enterprises
Holdings, Inc., Mallinckrodt Enterprises LLC,
Mallinckrodt Equinox Finance LLC,
Mallinckrodt LLC, SpecGx Holdings LLC,
SpecGx LLC, WebsterGx Holdco LLC

By: /s/ Stephen A. Welch
Name: Stephen A. Welch
Title: EVP & Head of Specialty Generics

OPIOID MASTER DISBURSEMENT TRUST II

By: /s/ Jennifer E. Peacock
Name: Jennifer E. Peacock
Title: Trustee

By: /s/ Michael Atkinson
Name: Michael Atkinson
Title: Trustee

By: /s/ Anne Ferazzi
Name: Anne Ferazzi
Title: Trustee